Exhibit 99.1

ACTIVISION BLIZZARD ANNOUNCES BETTER-THAN-EXPECTED

FIRST QUARTER 2013 FINANCIAL RESULTS

Company Increases CY 2013 Net Revenue and Earnings Per Share Outlook

Santa Monica, CA — May 8, 2013 — Activision Blizzard, Inc. (Nasdaq: ATVI) today announced better-than-expected financial results for the first quarter of 2013.

	First Quarter
(in millions, except EPS)	2013	Prior Outlook*	2012
GAAP
Net Revenues	$1,324	$1,160	$1,172
EPS	$0.40	$0.29	$0.33
Non-GAAP
Net Revenues	$804	$690	$587
EPS	$0.17	$0.10	$0.06

*Prior Outlook was provided by the company on February 7, 2013 in its earnings release

For the quarter ended March 31, 2013, Activision Blizzard’s GAAP net revenues were $1.32 billion, as compared with $1.17 billion for the first quarter of 2012.   On a non-GAAP basis, the company’s net revenues were $804 million, as compared with $587 million for the first quarter of 2012.  For the first quarter, GAAP net revenues from digital channels represented 28% of the company’s total revenues.  On a non-GAAP basis, net revenues from digital channels were 53%.

For the quarter ended March 31, 2013, Activision Blizzard’s GAAP earnings per diluted share were $0.40, as compared with $0.33 for the first quarter of 2012.  On a non-GAAP basis, the company’s earnings per diluted share were $0.17, as compared with $0.06 for the first quarter of 2012.

The company reports results on both a GAAP and a non-GAAP basis.  Please refer to the tables at the back of this press release for a reconciliation of the company’s GAAP and non-GAAP results.

1

Activision Announces Q1 2013 Earnings Results

Bobby Kotick, Chief Executive Officer, Activision Blizzard, said, “Our first-quarter performance was driven by continued consumer interest in all of our key franchises.  Blizzard Entertainment’s StarCraft® II: Heart of the Swarm™ was the #1 PC game for the quarter.(1)  Additionally, during the quarter, Blizzard’s World of Warcraft® remained the #1 subscription-based MMORPG in the world with more than eight million subscribers, although the game saw declines of approximately 1.3 million subscribers, mainly from the East, but in the West as well.(2)”

Kotick added, “While we have had a solid start to the year, we now believe that the risks and uncertainties in the back half of 2013 are more challenging than our earlier view, especially in the holiday quarter.  The shift in release dates of competing products, the disappointing launch of the Wii U™, uncertainties regarding next-generation hardware, and subscriber declines in our World of Warcraft business all raise concerns, as do continued challenges in the global economy.  For these reasons, we remain cautious.  However, our focused and disciplined approach to our business has served us well in the past, and through continued investment and careful management of our costs, we expect to continue delivering shareholder value over the long term as we have for the last 20 years.”

Selected Business Highlights:

•                  As of March 31, 2013, Blizzard Entertainment’s World of Warcraft remains the #1 subscription-based MMORPG, with 8.3 million subscribers.(2)

•                  For the first quarter, Blizzard Entertainment had two top-10 PC titles in both North America and Europe with Blizzard Entertainment’s StarCraft II: Heart of the Swarm and Diablo®  III.(1)

•                  As of March 31, 2013, in North America and Europe combined, Activision Publishing was the #1 publisher overall for the quarter, including accessory packs and figures, with the #1 and #2 best-selling franchises — Skylanders and Call of Duty®.(3)

•                  In both North America and Europe, including accessory packs and figures, Activision Publishing’s Skylanders Giants™ was the #1 best-selling game overall in dollars for the first quarter of 2013.(3)

•                  For the quarter, in North America and Europe combined, Activision Publishing’s Call of Duty: Black Ops II was the #2 best-selling title in dollars.(1)

•                  During the quarter, non-GAAP digital revenues from Activision Publishing’s Call of Duty franchise increased more than 100% year over year.(2)

•                  On May 1, 2013, Activision Publishing announced that it will release its new Call of Duty game, Call of Duty: Ghosts, on November 5, 2013.

2

Activision Announces Q1 2013 Earnings Results

•                  On April 29, 2013, Blizzard Entertainment announced that it will release Diablo III for the Sony PlayStation® 3 computer entertainment system later this year.  As announced previously, Blizzard also plans to adapt the game for the Sony PlayStation 4.

•                  On March 22, 2013, Blizzard Entertainment announced Hearthstone™: Heroes of Warcraft™, a new cross-platform free-to-play game for Windows®, Macintosh®, and iPad®.

•                  On March 12, 2013, Blizzard Entertainment launched StarCraft II: Heart of the Swarm.  As of the end of its first two days of sales, Heart of the Swarm had sold through approximately 1.1 million copies worldwide, including both retail and digital sales.(2)

•                  On February 5, 2013, Activision Publishing announced Skylanders SWAP Force™, the newest installment in the popular Skylanders franchise.

Company Outlook

On April 16, 2013, Activision Publishing released Call of Duty: Black Ops II Uprising, a downloadable content map pack for the Xbox 360® video game and entertainment system from Microsoft.  The company expects to release Uprising for other platforms later in the quarter.

Based on its first-quarter results, Activision Blizzard is slightly raising its outlook for calendar year 2013, as follows:

(in millions, except EPS)	GAAP Outlook	Prior* GAAP Outlook	Non-GAAP Outlook	Prior* Non-GAAP Outlook

CY 2013
Net Revenues	$4,220	$4,085	$4,250	$4,175
EPS	$0.73	$0.68	$0.82	$0.80

Q2 2013
Net Revenues	$980	n/a	$590	n/a
EPS	$0.21	n/a	$0.05	n/a

* Prior Outlook was provided by the company on February 7, 2013 in its earnings release

Cash Dividend

As announced on February 7, 2013, Activision Blizzard will pay a cash dividend of $0.19 per common share on May 15, 2013 to shareholders of record at the close of business on March 20, 2013.

3

Activision Announces Q1 2013 Earnings Results

Conference Call

Today at 4:30 p.m. EST, Activision Blizzard’s management will host a conference call and Webcast to discuss the company’s results for the quarter ended March 31, 2013 and management’s outlook for the remainder of the calendar year. The company welcomes all members of the financial and media communities and other interested parties to visit the “Investor Relations” area of www.activisionblizzard.com to listen to the conference call via live Webcast or to listen to the call live by dialing into 800-316-8317 in the U.S. with passcode 9157412.

About Activision Blizzard

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console, handheld and mobile device game publisher with leading positions across the major categories of the interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, the Netherlands, Australia, South Korea and China.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

(1)According to The NPD Group, GfK Chart-Track

(2)According to Activision Blizzard internal estimates

(3)According to The NPD Group, Gfk Chart-Track and Activision Blizzard internal estimates, including accessory packs and figures

Subscriber Definition:  World of Warcraft subscribers include individuals who have paid a subscription fee or have an active prepaid card to play World of Warcraft, as well as those who have purchased the game and are within their free month of access. Internet Game Room players who have accessed the game over the last thirty days are also counted as subscribers. The above definition excludes all players under free promotional subscriptions, expired or cancelled subscriptions, and expired prepaid cards. Subscribers in licensees’ territories are defined along the same rules.

Non-GAAP Financial Measures:  As a supplement to our financial measures presented in accordance with Generally Accepted Accounting Principles (“GAAP”), Activision Blizzard presents certain non-GAAP measures of financial performance. These non-GAAP financial measures are not intended to be considered in isolation from, as a substitute for, or as more important than, the financial information prepared and presented in accordance with GAAP.  In addition, these non-GAAP measures have limitations in that they do not reflect all of the items associated with the company’s results of operations as determined in accordance with GAAP.

Activision Blizzard provides net revenues, net income (loss), earnings (loss) per share and operating margin data and guidance both including (in accordance with GAAP) and excluding (non-GAAP) certain items. The non-GAAP financial measures exclude the following items, as applicable in any given reporting period:

•                  the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games;

•                  expenses related to stock-based compensation;

•                  the amortization of intangibles from purchase price accounting; and

•                  the income tax adjustments associated with any of the above items.

4

Activision Announces Q1 2013 Earnings Results

In the future, Activision Blizzard may also consider whether other significant non-recurring items should also be excluded in calculating the non-GAAP financial measures used by the company.  Management believes that the presentation of these non-GAAP financial measures provides investors with additional useful information to measure Activision Blizzard’s financial and operating performance.  In particular, the measures facilitate comparison of operating performance between periods and help investors to better understand the operating results of Activision Blizzard by excluding certain items that may not be indicative of the company’s core business, operating results or future outlook.  Internally, management uses these non-GAAP financial measures in assessing the company’s operating results, as well as in planning and forecasting.

Activision Blizzard’s non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles, and the terms non-GAAP net revenues, non-GAAP net income, non-GAAP earnings per share, and non-GAAP operating margin do not have a standardized meaning. Therefore, other companies may use the same or similarly named measures, but exclude different items, which may not provide investors a comparable view of Activision Blizzard’s performance in relation to other companies.

Management compensates for the limitations resulting from the exclusion of these items by considering the impact of the items separately and by considering Activision Blizzard’s GAAP, as well as non-GAAP, results and outlook, and by presenting the most comparable GAAP measures directly ahead of non-GAAP measures, and by providing a reconciliation that indicates and describes the adjustments made.

In addition to the reasons stated above, which are generally applicable to each of the items Activision Blizzard excludes from its non-GAAP financial measures, there are additional specific reasons why the company believes it is appropriate to exclude the change in deferred net revenue and related cost of sales with respect to certain of the company’s online-enabled games.

Since Activision Blizzard has determined that some of our games’ online functionality represents an essential component of gameplay and, as a result, a more-than-inconsequential separate deliverable, we recognize revenue attributed to these game titles over their estimated service periods, which may range from five months to a maximum of less than a year. The related cost of sales is deferred and recognized as the related revenues are recognized. Internally, management excludes the impact of this change in deferred net revenue and related cost of sales in its non-GAAP financial measures when evaluating the company’s operating performance, when planning, forecasting and analyzing future periods, and when assessing the performance of its management team.

Management believes this is appropriate because doing so enables an analysis of performance based on the timing of actual transactions with our customers, which is consistent with the way the company is measured by investment analysts and industry data sources. In addition, excluding the change in deferred net revenue and the related cost of sales provides a much more timely indication of trends in our operating results.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including statements under the heading “Company Outlook,” are forward-looking statements that are not facts and involve a number of risks and uncertainties.    Activision Blizzard generally uses words such as “outlook,” “will,”  “could,” “should,” “would,” “might,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” “anticipates,” “estimate,” “future,” “plan,” “positioned,” “potential,” “project,” “remain,” “scheduled,” “set to,” “subject to,” “upcoming” and similar expressions to identify forward-looking statements.

5

Activision Announces Q1 2013 Earnings Results

Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, increasing concentration of titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, Activision Blizzard’s ability to predict consumer preferences, including interest in specific genres such as first-person action and massively multiplayer online games and preferences among competing hardware platforms, the seasonal and cyclical nature of the interactive game market, changing business models including digital delivery of content, competition, including from used games and other forms of entertainment, possible declines in software pricing, product returns and price protection, product delays, adoption rate and availability of new hardware (including peripherals) and related software, particularly during the expected console transition, rapid changes in technology and industry standards, the current regulatory environment, litigation risks and associated costs, protection of proprietary rights, maintenance of relationships with key personnel, customers, licensees, licensors, vendors, and third-party developers, including the ability to attract, retain and develop key personnel and developers that can create high quality “hit” titles, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates and tax rates, and the identification of suitable future acquisition opportunities and potential challenges associated with geographic expansion, and the other factors identified in the risk factors section of Activision Blizzard’s most recent annual report on Form 10-K, as amended.   The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Although these forward-looking statements are believed to be true when made, they may ultimately prove to be incorrect. These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.

###

(Tables to Follow)

For Information Contact:
Kristin Southey	Maryanne Lataif
SVP, Investor Relations	SVP, Corporate Communications
(310) 255-2635	(310) 255-2704
ksouthey@activision.com	mlataif@activision.com

6

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Amounts in millions, except per share data)

	Three Months Ended March 31,
	2013	2012

Net revenues:
Product sales	$990	$874
Subscription, licensing and other revenues (1)	334	298
Total net revenues	1,324	1,172

Costs and expenses:
Cost of sales - product costs	260	257
Cost of sales - online subscriptions	57	69
Cost of sales - software royalties and amortization	61	31
Cost of sales - intellectual property licenses	38	7
Product development	125	114
Sales and marketing	107	79
General and administrative	89	102
Total costs and expenses	737	659
Operating income	587	513
Investment and other income (expense), net	2	1
Income before income tax expense	589	514
Income tax expense	133	130
Net income	$456	$384

Basic earnings per common share	$0.40	$0.34
Weighted average common shares outstanding	1,113	1,120

Diluted earnings per common share (2)	$0.40	$0.33
Weighted average common shares outstanding assuming dilution	1,120	1,127

(1) Subscription, licensing and other revenues represents revenues from World of Warcraft subscriptions, Call of Duty Elite memberships, licensing royalties from our products and franchises, value-added services, downloadable content, and other miscellaneous revenues.

(2) The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. We had, on a weighted-average basis, participating securities of approximately 26 million and 19 million for the three months ended March 31, 2013 and 2012, respectively. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $446 million for the three months ended March 31, 2013 as compared to the total net income of $456 million for the same period. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate earnings per common share assuming dilution was $377 million for the three months ended March 31, 2012 as compared to total net income of $384 million for the same period.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(Amounts in millions)

	March 31,	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$4,299	$3,959
Short-term investments	319	416
Accounts receivable, net	237	707
Inventories, net	159	209
Software development	143	164
Intellectual property licenses	11	11
Deferred income taxes, net	409	487
Other current assets	226	321
Total current assets	5,803	6,274
Long-term investments	9	8
Software development	160	129
Intellectual property licenses	10	30
Property and equipment, net	133	141
Other assets	10	11
Intangible assets, net	64	68
Trademark and trade names	433	433
Goodwill	7,103	7,106
Total assets	$13,725	$14,200

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$186	$343
Deferred revenues	1,125	1,657
Accrued expenses and other liabilities	588	652
Total current liabilities	1,899	2,652
Deferred income taxes, net	83	25
Other liabilities	208	206
Total liabilities	2,190	2,883

Shareholders’ equity:
Common stock	—	—
Additional paid-in capital	9,498	9,450
Retained earnings	2,132	1,893
Accumulated other comprehensive income (loss)	(95)	(26)
Total shareholders’ equity	11,535	11,317
Total liabilities and shareholders’ equity	$13,725	$14,200

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP MEASURES

(Amounts in millions, except earnings per share data)

Three months ended March 31, 2013		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,324	$260	$57	$61	$38	$125	$107	$89	$737
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(520)	(115)	—	(33)	(3)	—	—	—	(151)
Less: Stock-based compensation	(b)	—	—	—	(5)	—	(7)	(2)	(12)	(26)
Less: Amortization of intangible assets	(c)	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement		$804	$145	$57	$23	$32	$118	$105	$77	$557

Three months ended March 31, 2013		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$587	$456	$0.40	$0.40
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(369)	(277)	(0.24)	(0.24)
Less: Stock-based compensation	(b)	26	18	0.02	0.02
Less: Amortization of intangible assets	(c)	3	2	—	—
Non-GAAP Measurement		$247	$199	$0.17	$0.17

Three months ended March 31, 2012		Net Revenues	Cost of Sales - Product Costs	Cost of Sales - Online Subscriptions	Cost of Sales - Software Royalties and Amortization	Cost of Sales - Intellectual Property Licenses	Product Development	Sales and Marketing	General and Administrative	Total Costs and Expenses
GAAP Measurement		$1,172	$257	$69	$31	$7	$114	$79	$102	$659
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(585)	(119)	—	(18)	(1)	—	—	—	(138)
Less: Stock-based compensation	(b)	—	—	—	(3)	—	(4)	(2)	(12)	(21)
Less: Amortization of intangible assets	(c)	—	—	—	—	(3)	—	—	—	(3)
Non-GAAP Measurement		$587	$138	$69	$10	$3	$110	$77	$90	$497

Three months ended March 31, 2012		Operating Income	Net Income	Basic Earnings per Share	Diluted Earnings per Share
GAAP Measurement		$513	$384	$0.34	$0.33
Less: Net effect from deferral in net revenues and related cost of sales	(a)	(447)	(335)	(0.29)	(0.29)
Less: Stock-based compensation	(b)	21	16	0.01	0.01
Less: Amortization of intangible assets	(c)	3	2	—	—
Non-GAAP Measurement		$90	$67	$0.06	$0.06

(a) Reflects the net change in deferred net revenues and related cost of sales.

(b) Includes expense related to stock-based compensation.

(c) Reflects amortization of intangible assets from purchase price accounting.

The company calculates earnings per share pursuant to the two-class method which requires the allocation of net income between common shareholders and participating security holders. Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $194 million for the three months ended March 31, 2013 as compared to total non-GAAP net income of $199 million for the same period.  Net income attributable to Activision Blizzard Inc. common shareholders used to calculate non-GAAP earnings per common share assuming dilution was $65 million for the three months ended March 31, 2012 as compared to total non-GAAP net income of $67 million for the same period.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings per share information is also presented as calculated.  The sum of these measures, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	March 31, 2013		March 31, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
GAAP Net Revenues by Distribution Channel
Retail channels	$896	68%	$793	68%	$103	13%
Digital online channels(1)	377	28	314	27	63	20
Total Activision and Blizzard	1,273	96	1,107	94	166	15

Distribution	51	4	65	6	(14)	(22)
Total consolidated GAAP net revenues	1,324	100	1,172	100	152	13

Change in Deferred Net Revenues(2)
Retail channels	(572)		(569)
Digital online channels(1)	52		(16)
Total changes in deferred net revenues	(520)		(585)

Non-GAAP Net Revenues by Distribution Channel
Retail channels	324	40	224	38	100	45
Digital online channels(1)	429	53	298	51	131	44
Total Activision and Blizzard	753	94	522	89	231	44

Distribution	51	6	65	11	(14)	(22)
Total non-GAAP net revenues(3)	$804	100%	$587	100%	$217	37%

(1) Net revenues from digital online channel represent revenues from subscriptions and memberships, licensing royalties, value-added services, downloadable content, digitally distributed products, and wireless devices.

(2) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(3) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(4) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	March 31, 2013		March 31, 2012		$ Increase	% Increase
	Amount	% of Total(6)	Amount	% of Total(6)	(Decrease)	(Decrease)
GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	$275	21%	$256	22%	$19	7%
PC	93	7	47	4	46	98
Sony PlayStation 3	343	26	302	26	41	14
Microsoft Xbox 360	383	29	335	29	48	14
Nintendo Wii and Wii U	23	2	51	4	(28)	(55)
Total console(2)	749	57	688	59	61	9
Other(5)	156	12	116	10	40	34
Total Activision and Blizzard	1,273	96	1,107	94	166	15

Distribution:
Total Distribution	51	4	65	6	(14)	(22)
Total consolidated GAAP net revenues	1,324	100	1,172	100	152	13

Change in Deferred Net Revenues(3)
Activision and Blizzard:
Online subscriptions(1)	(47)		(6)
PC	28		(22)
Sony PlayStation 3	(249)		(263)
Microsoft Xbox 360	(247)		(277)
Nintendo Wii and Wii U	(5)		(14)
Total console(2)	(501)		(554)
Other(5)	—		(3)
Total changes in deferred net revenues	(520)		(585)

Non-GAAP Net Revenues by Segment/Platform Mix
Activision and Blizzard:
Online subscriptions(1)	228	28	250	43	(22)	(9)
PC	121	15	25	4	96	384
Sony PlayStation 3	94	12	39	7	55	141
Microsoft Xbox 360	136	17	58	10	78	134
Nintendo Wii and Wii U	18	2	37	6	(19)	(51)
Total console(2)	248	31	134	23	114	85
Other(5)	156	19	113	19	43	38
Total Activision and Blizzard	753	94	522	89	231	44

Distribution:
Total Distribution	51	6	65	11	(14)	(22)
Total non-GAAP net revenues(4)	$804	100%	$587	100%	$217	37%

(1) Revenue from online subscriptions consists of revenue from all World of Warcraft products, including subscriptions, boxed products, expansion packs, licensing royalties, and value-added services.  It also includes revenues from Call of Duty Elite memberships.

(2) Downloadable content and their related revenues are included in each respective console platforms and total console.

(3) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(4) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(5) Revenue from other includes revenues from handheld and mobile devices, as well as non-platform specific game related revenues such as standalone sales of toys and accessories products from the Skylanders franchise and other physical merchandise and accessories.

(6) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

FINANCIAL INFORMATION

For the Three Months Ended March 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	March 31, 2013		March 31, 2012		$ Increase	% Increase
	Amount	% of Total(3)	Amount	% of Total(3)	(Decrease)	(Decrease)
GAAP Net Revenues by Geographic Region
North America	$738	56%	$601	51%	$137	23%
Europe	487	37	485	41	2	—
Asia Pacific	99	7	86	7	13	15
Total consolidated GAAP net revenues	1,324	100	1,172	100	152	13

Change in Deferred Net Revenues(1)
North America	(315)		(331)
Europe	(169)		(225)
Asia Pacific	(36)		(29)
Total changes in net revenues	(520)		(585)

Non-GAAP Net Revenues by Geographic Region
North America	423	53	270	46	153	57
Europe	318	40	260	44	58	22
Asia Pacific	63	8	57	10	6	11
Total non-GAAP net revenues(2)	$804	100%	$587	100%	$217	37%

(1) We provide net revenues including (in accordance with GAAP) and excluding (non-GAAP) the impact of changes in deferred net revenues.

(2) Total non-GAAP net revenues presented also represents our total operating segment net revenues.

(3) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES

SEGMENT INFORMATION

For the Three Months Ended March 31, 2013 and 2012

(Amounts in millions)

	Three Months Ended
	March 31, 2013		March 31, 2012		$ Increase	% Increase
	Amount	% of Total(4)	Amount	% of Total(4)	(Decrease)	(Decrease)
Segment net revenues:
Activision(1)	$423	32%	$271	23%	$152	56%
Blizzard(2)	330	25	251	21	79	31
Distribution(3)	51	4	65	6	(14)	(22)
Operating segment total	804	61	587	50	217	37

Reconciliation to consolidated net revenues:
Net effect from deferral of net revenues	520	39	585	50
Consolidated net revenues	$1,324	100%	$1,172	100%	$152	13%

Segment income from operations:
Activision(1)	$112		$—		$112	—%
Blizzard(2)	135		89		46	52
Distribution(3)	—		1		(1)	—
Operating segment total	247		90		157	174

Reconciliation to consolidated operating income and consolidated income before income tax expense:
Net effect from deferral of net revenues and related cost of sales	369		447
Stock-based compensation expense	(26)		(21)
Amortization of intangible assets	(3)		(3)
Consolidated operating income	587		513		74	14
Investment and other income (expense), net	2		1
Consolidated income before income tax expense	$589		$514		$75	15%

Operating margin from total operating segments	31%		15%

(1) Activision Publishing (“Activision”) — publishes interactive entertainment products and contents.

(2) Blizzard — Blizzard Entertainment, Inc. and its subsidiaries (“Blizzard”) publishes PC games and online subscription-based games in the MMORPG category.

(3) Activision Blizzard Distribution (“Distribution”) — distributes interactive entertainment software and hardware products.

(4) The percentages of total are presented as calculated. Therefore the sum of these percentages, as presented, may differ due to the impact of rounding.

ACTIVISION BLIZZARD, INC. AND SUBSIDIARIES OUTLOOK

For the Quarter Ending June 30, 2013 and

Year Ending December 31, 2013

GAAP to Non-GAAP Reconciliation

(Amounts in millions, except per share data)

		Outlook for Three Months Ending June 30, 2013	Outlook for Year Ending December 31, 2013

Net Revenues (GAAP)		$980	$4,220

Excluding the impact of:
Change in deferred net revenues	(a)	(390)	30

Non-GAAP Net Revenues		$590	$4,250

Earnings Per Diluted Share (GAAP)		$0.21	$0.73

Excluding the impact of:
Net effect from deferral in net revenues and related cost of sales	(b)	(0.18)	—
Stock-based compensation	(c)	0.02	0.08
Amortization of intangible assets	(d)	—	0.01

Non-GAAP Earnings Per Diluted Share		$0.05	$0.82

(a) Reflects the net change in deferred net revenues.

(b) Reflects the net change in deferred net revenues and related cost of sales.

(c) Reflects expense related to stock-based compensation.

(d) Reflects amortization of intangible assets from purchase price accounting.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.